Exhibit 4.32

Relationship Agreement

This relationship agreement (this “Agreement”) is executed on the 20th day of September, 2016, and shall be made effective from the Effective Date (defined below), by and between:

1.	Eros International Media Limited, a company established and existing under the laws of the Republic of India with its registered office at 201, Kailash Plaza, Opposite Laxmi Industrial Estate, Off Andheri Link Road, Andheri West, Mumbai 400 053 and corporate identification number L99999MH1994PLC080502 (“EIML”),
2.	Eros International plc, a company established and existing under the laws of Isle of Man with its registered address at 15-19 Athol Street, Douglas, Isle of Man, IM1 1LB (“Eros plc”), and
3.	Eros Worldwide FZ LLC, a company established and existing under the laws of Dubai with its registered address at 529 Building No. 8, Dubai Media City, P.O. Box 502121 (“EWW”).

EIML, Eros plc and EWW shall be hereafter individually referred to as a “Party” and collectively referred to as the “Parties”.

# जोडपत्र-१ / Annexure-I

खालील शिक्का प्रतिज्ञापत्रासाठी वापरण्यात येणाऱ्या मुद्रांकावर उमटवावा

फक्त प्रतिज्ञापत्रासाठी Only for Affidavit

000060

मुद्रांक विक्री नोंदवही अनु. क्रमांक/दिनांक
(Serial No/Date)

20 SEP 2016

मुद्रांक विकत घेणाऱ्याचे नांव, रहिवासाचा पत्ता व सही
(Stamp Purchaser's Name, Place of Residence & Signature)

EROS INTERNATIONAL MEDIA LIMITED
901/902, SUPREME CHAMBERS,
OFF. VEERA DESAI ROAD,
ANDHERI (W), MUMBAI-400 053.

श्री. राजन गणपत शिंदे परवानाधारक मुद्रांक विक्रेता
परवाना क्रमांक [illegible] -८००००७
अन्नपूर्णालय चाळ, [illegible] रोड, नॅशनल
हेअरीच्या मागे, मालाड ([illegible]) ४०० ०६४.
शासकीय कार्यालयासमोर/[illegible] [illegible] सादर करावयाच्या प्रतिज्ञापत्रासाठी मुद्रांक
कागदाची आवश्यकता नाही. (शासन आदेश दि. [illegible]/२००४ नुसार)

20 SEP 2016

ज्या कारणासाठी ज्यांनी मुद्रांक खरेदी केला त्यांनी त्याच कारणासाठी मुद्रांक खरेदी
केल्यापासून ६ महिन्यात वापरणे बंधनकारक आहे.

Whereas:
1.	The Eros India Group (defined below) is engaged in, inter alia, the business of Cinematograph Works (defined below) and the distribution and exploitation of such Cinematograph Works within and outside the Territory (defined below) in a variety of formats.
2.	The Eros International Group (defined below) is engaged in, inter alia, the business of distributing and exploiting Cinematograph Works outside the Territory in a variety of formats typically by acquiring certain Exploitation Rights (defined below) of Cinematograph Works from the relevant entity or entities of the Eros India Group.
3.	The Parties executed an agreement governing the relationship between them on 16 December 2009. The Parties have now agreed to renew the said relationship agreement for a further period of five (5) years and have agreed to enter into this Agreement to record the principal terms of their relationship and the manner in which their respective expertise and resources in relation to the Cinematograph Works and their Exploitation Rights shall be shared from the Effective Date.
4.	The Parties have now agreed to enter into this Agreement to record the principal terms of their relationship and the manner in which their respective expertise and resources in relation to the Cinematograph Works and their Exploitation Rights shall be shared from the Effective Date.

## जोडपत्र-१ /Annexure-I

20 SEP 2016

खालील शिक्का प्रतिज्ञापत्रासाठी वापरण्यात येणाऱ्या मुद्रांकावर उमटवावा
फक्त प्रतिज्ञापत्रासाठी /Only for Affidavit
मुद्रांक विक्री नोंदवही अनु. क्रमांक/दिनांक 000064
(Serial No/Date)
मुद्रांक विकत घेणाऱ्याचे नांव, रहिवासाचा पत्ता व सही
(Stamp Purchaser's Name, Place of Residence & Signature)

EROS INTERNATIONAL MEDIA LIMITED
901/902, SUPREME CHAMBERS,
OFF. VEERA DESAI ROAD,
ANDHERI (W), MUMBAI-400 053.

श्री. राजन गणपत शिंदे परवानाधारक मुद्रांक विक्रेता
परवाना क्रमांक एल.व्ही.-८०००००७
अन्नपूर्णालय चाळ, ... एस.व्ही. रोड, नॅशनल डेअरीच्या मागे, मालाड (...) मुंबई-४०० ०६४.

20 SEP 2016

शासकीय कार्यालयास/न्यायालयासमोर सादर करणेसाठी मुद्रांक कागदाची आवश्यकता नाही. (शासन आदेश दि. ०१/०७/२००४ नुसार)
ज्या कारणासाठी ज्यांनी मुद्रांक खरेदी केला त्यांच कारणासाठी मुद्रांक खरेदी केल्यापासून ६ महिन्यात वापरणे बंधनकारक आहे.

Now, therefore, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Definition and Interpretation:
1.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the following meaning:

“Applicable Taxes” means all taxes (direct or indirect), withholdings, cess, levies, octroi, duties, claims, demands etc.

“Business Opportunity” has the same meaning ascribed to it in Clause 5.

“Cinematograph Works” means cinematograph films, in Hindi or a regional Indian language or foreign language, whether in existence or not, produced, co-produced or acquired within or outside the Territory, audio-visual content, telefilms/ short films/ audio visual programs and catalogue films.

20 SEP 2016

जोडपत्र-१ / Annexure-I

खालील शिक्कन प्रतिज्ञापत्रासाठी वापरण्यात येणाऱ्या मुद्रांकावर उमटवावा

फक्त प्रतिज्ञापत्रासाठी /Only for Affidavit 000006

मुद्रांक विक्री नोंदवही अनु. क्रमांक/दिनांक

(Serial No/Date)

मुद्रांक विकत घेणाऱ्याचे नांव, रहिवासाचा पत्ता व सही

(Stamp Purchaser's Name, Place of Residence & Signature)

श्री. राजन गणपत शिंदे परवानाधारक मुद्रांक विक्रेता

परवाना क्रमांक ... -४०००००७

अन्नपूर्णालय ... रोड, जॅशनल ... ०५८,

डेअरीच्या मागे, ...

शासकीय कार्यालयास ... करणेसाठी मुद्रांक

कागदाची आवश्यकता नाही. (शासन आदेश ... दूसरा)

ज्या कारणासाठी त्यांनी मुद्रांक खरेदी केला त्याच कारणासाठी मुद्रांक खरेदी

केल्यापासून ६ महिन्यात वापरणे बंधनकारक आहे.

20 SEP 2016

EROS INTERNATIONAL MEDIA LIMITED
901/902, SUPREME CHAMBERS,
OFF. VEERA DESAI ROAD,
ANDHERI (W), MUMBAI-400 053.

“Confidential Information” shall mean:

(i)	the contents of this Agreement;
(ii)	any information concerning the organization, business, technology, trade secrets, know-how, finance, transactions or affairs of a Party or any of its affiliates, directors, officers or employees (whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the Effective Date);
(iii)	any material or information, which results in the violation of any terms and conditions of this Agreement and disclosed to a Party by another Party for the purpose of this Agreement, including any information of any kind whatsoever which is made known to a Party as being confidential in nature; and
(iv)	any information or materials prepared by a Party or its representatives that contains or otherwise reflects, or is generated from such confidential information.

20 SEP 2016

## जोडपत्र-१ /Annexure-I

खालील शिक्का प्रतिज्ञापत्रासाठी वापरण्यात येणाऱ्या मुद्रांकावर उमटवावा

फक्त प्रतिज्ञापत्रासाठी /Only for Affidavit

मुद्रांक विक्री 000066 क्रमांक/दिनांक
(Serial No/Date)

मुद्रांक विकत घेणाऱ्याचे नांव, रहिवासाचा पत्ता व सही
(Stamp Purchaser's Name, Place of Residence & Signature)

श्री. राजेन्द्र गणपत शिंदे परवानाधारक मुद्रांक विक्रेता
परवाना क्रमांक [illegible] -४०००००७
अन्नपूर्णालय [illegible] रोड, ॲशनल
हेअरीच्या मागे, [illegible] ०५८,
शासकीय कार्यालयासमोर/[illegible] करणेसाठी मुद्रांक
कागदाची आवश्यकता आहे. [illegible] नुसार)
ज्या कारणासाठी ज्यांनी मुद्रांक खरेदी केला त्यांनी त्याच कारणासाठी मुद्रांक खरेदी
केल्यापासून ६ महिन्यात वापरणे बंधनकारक आहे.

20 SEP 2016

EROS INTERNATIONAL MEDIA LIMITED
901/902, SUPREME CHAMBERS,
OFF. VEERA DESAI ROAD,
ANDHERI (W), MUMBAI-400 053.

“Distribution Expenses” means and includes all actual direct out-of-pocket costs and expenses accrued or otherwise in connection with the Exploitation Rights, in accordance with and subject to the terms and conditions of this Agreement, including, without limitation, the following costs:

(i)	digitization costs;
(ii)	subtitling, dubbing and editing;
(iii)	advertising, promoting and publicizing the Cinematograph Works in publications, radio and television, previews, displays and other media;
(iv)	third party margin;
(v)	freight, insurance (if any), storage; and
(vi)	permit fees and sales, use, remittance, transfer and other taxes on goods, however denominated.

“Effective Date” means April 1, 2016.

## जोडपत्र-१ /Annexure-I

खालील शिक्का प्रतिज्ञापत्रासाठी वापरण्यात येणाऱ्या मुद्रांकावर उमटवावा

फक्त प्रतिज्ञापत्रासाठी /Only for Affidavit

20 SEP 2016

मुद्रांक विक्री नोंदवही अनुक्रमांक/दिनांक 000067

(Serial No/Date)

मुद्रांक विकत घेणाऱ्याचे नांव, रहिवासाचा पत्ता व सही

(Stamp Purchaser's Name, Place of Residence & Signature)

श्री. राजन गणपत शिंदे परवानाधारक मुद्रांक विक्रेता

परवाना क्रमांक [illegible] नों.-८००००५

अन्नपूर्णालय [illegible], नॅशनल डेअरीच्या मागे, [illegible]-४०० ०६४.

शासकीय कार्यालयासमोर/[illegible] मुद्रांक कागदाची आवश्यकता नाही. ([illegible])

ज्या कारणासाठी त्यांनी मुद्रांक खरेदी केला त्याच कारणासाठी मुद्रांक खरेदी केल्यापासून ६ महिन्यात वापरणे बंधनकारक आहे.

20 SEP 2016

EROS INTERNATIONAL MEDIA LIMITED
901/902, SUPREME CHAMBERS,
OFF. VEERA DESAI ROAD,
ANDHERI (W), MUMBAI-400 053.

भारतीय गैर न्यायिक

एक सौ रुपये

Rs. 100

रु. 100

ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA ◐ 2015 ◐ PY 911839

प्रधान मुद्रांक कार्यालय, मुंबई
प. मु. वि. क्र. ८००००० ७

- 9 SEP 2016

सक्षम अधिकारी

“Eros India Group” collectively refers to EIML and its existing subsidiaries, Bigscreen Entertainment Private Limited, Eyeqube Studios Private Limited, Eros International Films Private Limited, Copsale Limited, Eros Animation Private Limited, Eros Music Publishing Private Limited, Color Yellow Productions Private Limited, Universal Power Systems Private Limited, Digicine Pte. Ltd., Eros International Distribution LLP and any other subsidiaries of EIML, as may exist from time to time, and unless repugnant or contrary to the context or meaning thereof, shall include their respective successors and permitted assigns, excluding Ayngaran International Limited and its subsidiaries.

“Eros International Group” collectively refers to the entities listed in Schedule 1, and unless repugnant or contrary to the context or meaning thereof, shall include their respective successors and permitted assigns.

“Excluded Exploitation Rights” means, for the purposes of this Agreement, the following Exploitation Rights:

(i)	satellite and all satellite delivered and related rights;
(ii)	remake, prequel and sequel rights, television serial rights, stage play rights based on the script of a cinematographic film;
(iii)	exploitation rights on airplanes;
(iv)	exploitation rights on ships and high seas;

20 SEP 2016

## जोडपत्र-१ /Annexure-I

खालील शिक्का प्रतिज्ञापत्रासाठी वापरण्यात येणाऱ्या मुद्रांकावर उमटवावा

फक्त प्रतिज्ञापत्रासाठी /Only for Affidavit

000062

मुद्रांक विक्री नोंदवही अनु. क्रमांक/दिनांक
(Serial No/Date)

मुद्रांक विकत घेणाऱ्याचे नांव, रहिवासाचा पत्ता व सही
(Stamp Purchaser's Name, Place of Residence & Signature)

EROS INTERNATIONAL MEDIA LIMITED
901/902, SUPREME CHAMBERS,
OFF. VEERA DESAI ROAD,
ANDHERI (W), MUMBAI-400 053.

श्री. राजन गणपत शिंदे परवानाधारक मुद्रांक विक्रेता
परवाना क्रमांक ... ही.-८००००७
अन्नपूर्णालय ..., ... रोड, नॅशनल
हेअरीच्या मागे, ...-४०० ०६४.

20 SEP 2016

शासकीय कार्यालयासमोर/न्यायालयात ... करणेसाठी मुद्रांक
कायद्याची आवश्यकता आहे. (शासन आदेश दि. ०१/०७/२००४ नुसार).
ज्या कारणासाठी त्यांनी मुद्रांक खरेदी केला त्याच कारणासाठी मुद्रांक खरेदी
केल्यापासून ६ महिन्यात वापरणे बंधनकारक आहे.

“Exploitation Rights” means all applicable Intellectual Property Rights and all other rights of any kind in and to the Cinematograph Works and their communication, broadcasting and transmission including by wireless or wired medium, exhibition, distribution and exploitation thereof without any limitation, restrictions by all or any format, method or medium and process and includes, screenplays, soundtracks and music for such Cinematograph Works, and all footage shots in relation to such Cinematograph Works. For the purposes of this Agreement, unless agreed otherwise, Exploitation Rights include the following:

(i)	all commercial and non-commercial rights, theatrical and non-theatrical rights in all formats;
(ii)	television rights including standard, free, terrestrial rights;
(iii)	cable television rights;
(iv)	telecommunication services/systems including broadcasting services, telephones, mobile, cell phone, mobile devices, mobile television, radio and radio vision rights;
(v)	adaptations, variations and development of the Cinematograph Works of all or any nature together with literary, artistic, dramatic, musical works and sound recording thereof;
(vi)	musical works with Sound Recording Rights;
(vii)	dubbing and sub-titling rights;
(viii)	right to exploit using mechanical forms of reproduction including videogram including digital video disc, blu-ray disc, high definition, compact/laser disc, video compact disc;
(ix)	audio/songs (audio/video) and visuals accompanying them in the cinematographic film rights;
(x)	computer software and interactive multimedia such as compact dis, computer game rights and movie an movie character based game development rights;
(xi)	merchandizing rights;
(xii)	image and imaging rights, theater, stage play rights, feature cinematographic film and documentaries rights;
(xiii)	exploiting rights through publishing, publications and/or dissemination of information whether in printed form or by an electronic method;
(xiv)	commercial advertisements and character exploitation in any form;
(xv)	cinematographic film clipping and clip rights;
(xvi)	clipping rights and audio visual songs, promotion and other commercial rights for the purpose of the said cinematographic film;
(xvii)	surface transport rights including railways but excluding, for the avoidance of doubt, exploitation rights on ships and high-seas;
(xviii)	hotel, clubs, theme park and all types of rights for exploitation at commercial establishment, airports, hospitals, railway and all other public places;

(xix)	rights for exploitation through the “Eros Now” portal i.e. www.erosnow.com and any ancillary rights;
(xx)	electronic rights, internet protocol television rights, internet television, other digital rights; and
(xxi)	any rights for exploitation which come into existence after the date of this Agreement.

“Force Majeure” has the same meaning ascribed to it in Clause 12.7;

“Gross Proceeds” means all monies received from and in connection with the exploitation of the Exploitation Rights assigned and transferred in accordance with the provisions of this Agreement.

“Indemnified Party” has the same meaning ascribed to it in Clause 8.1;

“Indemnifying Party” has the same meaning ascribed to it in Clause 8.1;

“Intellectual Property Rights” means all patents, trade marks, service marks, logos, trade names, rights in designs, copyrights and moral rights, database rights, utility models, rights in know-how, prequel rights, sequel rights, re-make rights and other intellectual property rights, in each case whether registered or unregistered and including applications for registration, and all rights or forms of protection having equivalent or similar effect anywhere in the world which are held, beneficially owned or licensed.

“Minimum Guarantee Fee” has the same meaning ascribed to it in Clause 2.4.

“Overseas Acquisition Cost” means the cost of acquisition of Exploitation Rights excluding Excluded Exploitation Rights for exploitation outside the Territory from any third party;

“Payment Reports” has the same meaning ascribed to it in Clause 6.2.

“Production Costs” means all the costs, including Applicable Taxes, levies, interest charges or other costs of financing and all other amounts incurred in connection with the acquisition, pre-production, production and post-production of a Cinematograph Work.

“Sound Recording Rights”, with respect to any sound recording of any musical compositions / songs / albums / sound tracks, means and includes, the right to reproduce the sound recording, sell or give on hire or offer for sale or hire any copy of the sound recording, communicating the sound recording to the public in any form whatsoever, including, without limitation, physical recordings such as CDs, DVDs, audio / video cassettes.

“Territory” for the purpose of this Agreement shall mean India, Nepal & Bhutan;

1.2	In this Agreement, the headings are inserted for convenience only and shall not affect the construction of this Agreement.
1.3	Unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender.
1.4	References to a clause or clauses or a schedule or schedules herein are to clause or clauses or schedule or schedules to this Agreement.
1.5	Schedules to this Agreement are an integral part of this Agreement.

2.	Assignment of Rights
2.1	Subject to the provisions of this Agreement, with respect to Cinematograph Works for which any entity of the Eros India Group holds Exploitation Rights, EWW hereby agrees to acquire or nominate any entity of the Eros International Group to acquire from EIML and/or the relevant Eros India Group entity, and EIML agrees to assign and transfer, Exploitation Rights except the Excluded Exploitation Rights, and to cause the other entities of the Eros India Group to assign and transfer such Exploitation Rights except the Excluded Exploitation Rights to EWW, absolutely and unconditionally, with a right to further assign and transfer such Exploitation Rights except the Excluded Exploitation Rights to other entities of the Eros International Group, for exploitation outside the Territory.
2.2	The provisions of this Clause 2 shall apply to all commitments made by any entity of the Eros India Group for the assignment and transfer of the Exploitation Rights to EWW and / or any other entity of the Eros International Group which are in subsistence as of the Effective Date.
2.3	Notwithstanding anything contained in this Agreement, it is acknowledged and agreed by the Parties that:
(i)	EIML and the relevant Eros India Group entity or entities shall continue to hold the Excluded Exploitation Rights for exploitation both within and outside the Territory;
(ii)	in connection with any Exploitation Right or any Excluded Exploitation Right that is proposed to be exploited by EIML and/or any other entity in Eros India Group, either within or outside the Territory, the Parties shall mutually agree on terms and conditions, in accordance with applicable transfer pricing regulations, for (a) the transfer or assignment of any or all Exploitation Rights back by EWW or the relevant Eros International Group entity or entities to EIML and/or any other entity in Eros India Group, or (b) any other arrangement including but not limited to direct agreement between EWW and/or Eros International Group entity or entities with any third party where EIML and/or the relevant Eros India Group entity may or may not be a party;
(iii)	in connection with any Exploitation Right or any Excluded Exploitation Right originally held or acquired by EWW or any one of the entities in the Eros International Group for exploitation either within (for Cinematograph Work in a foreign language) or outside the Territory, the Parties shall mutually agree on such terms and conditions, in accordance with applicable transfer pricing regulations, for the transfer or assignment of any or all such Exploitation Rights or Excluded Exploitation Rights by EWW or the relevant Eros International Group entity or entities to EIML and/or any other entity in Eros India Group; and
(iv)	with respect to Cinematograph Works for which any entity of the Eros India Group holds the following Exploitation Rights: (a) electronic rights, internet protocol television rights, internet television and other digital rights, and (b) rights for exploitation through the ‘Eros Now’ portal i.e. www.erosnow.com and any ancillary rights, EWW hereby agrees to acquire from EIML and/or the relevant Eros India Group entity, and EIML agrees to assign and transfer, the above-mentioned Exploitation Rights, and to cause the other entities of the Eros India Group to assign and transfer the above-mentioned Exploitation Rights to EWW, absolutely and unconditionally, with a right to further assign and transfer the above-mentioned Exploitation Rights to other entities of the Eros International Group, for exploitation also within the Territory.
2.4	Subject to the provisions of this Agreement, for each Cinematograph Work for which any entity of the Eros International Group or EWW has been assigned and transferred rights pursuant to this Clause 2, EWW or the relevant entity of the Eros International Group shall provide a lump sum minimum guarantee fee (the “Minimum Guarantee Fee”) to EIML or the relevant entity of the Eros India Group, which Minimum Guarantee Fee shall be an amount equal to forty per cent (40%) of the Production Cost borne by the Eros India Group entity with respect to such Cinematograph Work along with a markup of twenty per cent (20%) thereon (i.e. total 48% of the Production Cost of each such Cinematograph Work). It is acknowledged and agreed by the Parties that while the Minimum Guarantee Fee is required to be paid with respect to each such Cinematograph Work, as above, the Parties may, from time to time, mutually agree on the time period for settlement of the payments of the Minimum Guarantee Fees. The Parties agree that where EIML or any one of the entities of the Eros India Group acquires Exploitation Rights from a third party, which are assigned and transferred to any entity of the Eros International Group or EWW pursuant to Clause 2, the Minimum Guarantee Fee and the markup thereon, as above, shall be calculated on the Overseas Acquisition Cost (and not Production Cost) which has been clearly specified in the relevant acquisition agreement, by whatever name called, entered into by EIML or the relevant Eros India Group Entity with such third party.

2.5	Notwithstanding the provisions of Clause 2.4, the Parties may, on a case to case basis, mutually agree on a different Minimum Guarantee Fee in respect of each Cinematograph Work or a collection thereof (for example old catalogue films) other than that set out in Clause 2.4. The Parties agree that such different Minimum Guarantee Fee in respect of a Cinematograph Work shall be determined and agreed between Parties in writing within one hundred and eighty (180) days of the completion of the assignment and transfer of rights under this Clause 2 with respect to a such Cinematograph Work to EWW or any other entity of the Eros International Group and shall be in accordance with applicable transfer pricing regulations.
2.6	The Gross Proceeds received by the relevant entity of the Eros International Group, shall be shared between such entity of the Eros International Group on the one hand, and the relevant entity of the Eros India Group on the other hand, in the ratio of eighty five (85%) to fifteen per cent (15%), respectively, except as agreed by the Parties, on a case to case basis, which agreement must be in writing and made within one hundred and eighty (180) days. Provided, however, the relevant entity of the Eros International Group shall first be entitled to retain the following which shall be excluded from the calculation of the above-mentioned ratio:
(i)	the Minimum Guarantee Fee paid to the relevant Eros India Group entity with respect to each Cinematograph Work;
(ii)	a distribution margin of twenty per cent (20%) of the Gross Proceeds; and
(iii)	Distribution Expenses, if any, incurred by the relevant entity or entities of the Eros International Group and the Distribution Expenses reimbursed by EWW pursuant to Clause 2.7.
2.7	The Distribution Expenses, if any, incurred by the relevant entity or entities of the Eros India Group and pre-approved by the relevant entity or entities of the Eros International Group, shall be reimbursed by EWW, on behalf of the relevant entity of the Eros International Group, within one hundred and eighty (180) days, or such further period as may be mutually agreed, of such request for reimbursement being made by EIML on behalf of the relevant entity or entities of the Eros India Group. In addition to the reimbursement of such Distribution Expenses, the relevant Eros India Group entity or entities shall be entitled to receive a markup of twenty per cent (20%) of such pre-approved Distribution Expenses.
2.8	EWW or the relevant Eros International Group entity or entities and EIML or the relevant Eros India Group entity or entities shall enter into an Exploitation Rights Acquisition Agreement in relation to the assignment and transfer of Exploitation Rights in relation to each Cinematograph Work, in substantially the form prescribed in Schedule 2 to this Agreement. Notwithstanding anything contrary in this Agreement, the Parties agree that the validity and the extent of the Exploitation Rights assigned and transferred to EWW and/or any other entity of the Eros International Group shall be the same as such Exploitation Rights actually held by the Eros India Group in terms of the original acquisition, production or co-production agreement entered into by EIML for the relevant Cinematograph Work.

3.	Other Expenses
3.1.	EWW or the relevant entity or entities of the Eros International Group ,as may be applicable, shall reimburse the relevant Eros India Group entity or entities for all pre-approved expenses incurred or for any services provided by the such Eros India Group entity or entities, on behalf of the relevant entity or entities of the Eros International Group, from time to time, within one hundred and eighty (180) days, or such further period as may be mutually agreed, of such request for reimbursement being made by the relevant entity or entities of the Eros India Group.
3.2.	Notwithstanding the generality of Clause 3.1 above, any expense with respect to services shared between EIML or any other Eros India Group entity or entities, on the one hand, and EWW or the relevant Eros International Group entity or entities, on the other hand, shall be reimbursed on actuals plus a markup of twenty per cent (20%) thereon within one hundred and eighty (180) days or such further period as may be mutually agreed.
4.	Withholding Taxes
4.1.	EIML or any other entity of the Eros India Group may withhold any amount on any payment to be made to EWW or any other entity of the Eros International Group under this Agreement on account of any Applicable Taxes. Provided, however, that EIML or any other entity of the Eros India Group shall provide the proof of due payment of the Applicable Taxes, as and when requested to do so by EWW or any other relevant entity of the Eros International Group..
4.2.	EWW or any other entity of the Eros International Group may withhold any amount on any payment to be made to EIML or any other entity of the Eros India Group under this Agreement, on account of any Applicable Taxes. Provided, however, that EWW or any other entity of the Eros International Group shall provide the proof of payment of the Applicable Taxes, as and when requested to do so by EIML or any other relevant entity of the Eros India Group.
5.	Non-Compete
5.1.	Except in the manner contemplated in this Agreement and subject to any commitments to a third party existing as of the Effective Date, EWW and Eros plc each agree that neither it nor any of its subsidiaries or affiliates shall produce, co-produce, acquire or otherwise come in possession of Exploitation Rights, in any manner, in any Cinematograph Work except those in foreign languages, for exploitation within the Territory in any manner or engage in developing, broadcasting or otherwise distributing content thereof (including, without limitation, any pre-production, production, post-production, animation, gaming or television broadcasting activities) (each, a “Business Opportunity”), unless they have first provided EIML the right to independently participate in, or acquire, as the case may be, such Business Opportunity. In the event EIML expresses in writing its intention not to participate in any such Business Opportunity, EWW or any of its nominated entity of the Eros International Group shall be entitled to engage in such Business Opportunity; provided, however that, the applicable Exploitation Rights for the Territory shall first be offered to the Eros India Group.

6.	Reporting, Accounting and Payment Procedures
6.1.	Unless the Parties agree otherwise in writing, payments of Minimum Guarantee Fee, as provided in Clause 2, by EWW or the other relevant entity of the Eros International Group to EIML or the relevant entity of the Eros India Group shall be made on the earlier of (i) delivery of the relevant Exploitation Rights with respect to a Cinematograph Work pursuant to this Agreement, or (ii) the expiry of the date stipulated in the invoice issued in respect of the relevant Exploitation Rights, which has been duly accepted by EWW or the other relevant Eros International Group entity. It is acknowledged and agreed that the Parties and any entity of the Eros India Group, as may be applicable, may mutually agree for refund of any advance payments made to EIML or the relevant Eros India Group entity or entities with respect to a particular Cinematograph Work, in terms of Clause 2, together with interest thereon provided however that the interest rate and the time period for such refund are in compliance with applicable laws including but not limited to relevant Indian foreign exchange laws.
6.2.	EWW and EIML shall furnish (on behalf of the relevant Eros International Group entity or entities and the Eros India Group entity or entities, respectively) shall furnish to each other, on an annual basis, within one hundred and eighty (180) days, or such further period as may be mutually agreed, from the end of each quarter, revenue and payment detail reports (the “Payment Reports”) for payments to be made pursuant to this Agreement, in a format approved by the other Party, which format may change from time to time on the basis of the other Party’s good faith and discretion. The Payment Reports shall, among other things, indicate with specificity, on a territory-by-territory basis, all Gross Proceeds with respect to each Cinematograph Work and the payments and fees generated from, and attributable to, the exploitation of the Exploitation Rights except the Excluded Exploitation Rights outside the Territory, as per the terms and conditions of this Agreement. The Payment Reports may be corrected, adjusted or supplemented, from time-to-time to reflect adjustments, uncollectible amounts or errors. No Payment Reports need to be rendered for any accounting period during which there are no Gross Proceeds to be reported.
6.3.	Payments as per the Payment Reports prepared and furnished as provided in Clause 6.2 i.e. excluding payments of the Minimum Guarantee Fee as per Clause 2 and Clause 6.1, shall be made by, each of, EWW and EIML, respectively, as the case may be, within ten (10) days, or such further period as may be mutually agreed including by reason of any correction, adjustment or supplemented as specified in Clause 6.2, from the date of the relevant invoice.
6.4.	Either of EWW or EIML may retain a mutually acceptable recognized independent auditor to review and audit the other party’s relevant records to confirm the performance of payment obligations in respect of Payment Reports prepared and furnished under this Agreement upon thirty (30) days prior written notice. Such audit shall: (a) be subject to the auditee’s reasonable security and confidentiality requirements including under this Agreement; (b) occur no more than once per year and not during the first or last three (3) weeks of a calendar quarter, and (c) transpire during the auditee’s normal business hours. If such audit shows an underpayment for any period of time, such auditee shall, within thirty (30) days after completion of such audit, pay or credit such underpaid amounts to the auditing party and, in the event that such audit shows an underpayment to the auditing party of ten per cent (10%) or more, the auditee will reimburse the auditing party its reasonable costs actually incurred for carrying out such audit. If the audit shows an overpayment to the auditing party for any period of time, such auditing party shall, within 30 days after completion of such audit, pay such overpaid amounts to the auditee. Except as otherwise set forth above, all expenses associated with such audit shall be paid by the auditing party.
6.5.	Notwithstanding anything contrary in this Agreement, the Parties may at any time amend any commercial terms of this Agreement provided however that any such amendment shall not breach any applicable law and transfer pricing regulations.

7.	Local Currency
7.1.	All amounts payable under this Agreement by EIML and/or the relevant Eros India Group entity to EWW and/or the relevant Eros International Group entity shall be paid in United States Dollars, as converted from Indian Rupees, and all amounts payable by EWW and / or the relevant Eros International Group entity to EIML and / or the relevant Eros India Group entity shall be in United States Dollars, as converted from British Pound Sterling. All amounts shall be payable using the applicable exchange rate on the date of the invoice received pursuant to Clause 6 or any other date mutually agreed by the Parties, and the party receiving the payment shall bear all risk from fluctuation of such currencies.
8.	Indemnity
8.1.	Each Party (“Indemnifying Party”) hereby agrees and undertakes to indemnify, defend and hold harmless the other Party and its directors, officers and employees (“Indemnified Party”) against any and all liabilities, claims, demands, actions, costs, damages or losses arising out of any breach by the Indemnifying Party of any of the terms of this Agreement.
9.	Term
9.1.	This Agreement shall be valid for an initial term of five (5) years from the Effective Date. Thereafter, this Agreement shall be automatically renewed for successive two (2) year terms unless terminated by any Party by a one hundred and eighty (180) days written notice given to the other Parties on or before the commencement of any such renewal term, provided that the terms of this Agreement (including any renewed form thereof) may be reviewed on an annual basis as is reasonable and to the mutual satisfaction of the Parties for the purpose of determining the terms upon which this Agreement shall be so renewed.
10.	Termination
10.1.	Notwithstanding anything contained to the contrary in Clause 9 above, each of the Parties shall be entitled, at any time, by giving thirty (30) days prior written notice to the other Parties, to terminate this Agreement forthwith in any of the following events:
(i)	if any Party commits a material breach of any of the terms or conditions of this Agreement and fails to remedy the same within thirty (30) days of being required in writing by the non-breaching Party / Parties so to do; or
(ii)	if any of the Parties goes into voluntary or involuntary liquidation or where either of the Parties is declared insolvent either in bankruptcy proceedings or other legal proceedings.

Neither the expiration nor termination of this Agreement shall release any of the Parties from the obligation to perform any other duty or to discharge any other liability that had been incurred prior thereto. Upon termination of this Agreement, the terms and conditions of this Agreement shall continue to apply to the Cinematograph Works which have been delivered by the relevant Eros India Group entity or entities to the relevant Eros International Group entity or entities, as of the date of such termination. Upon such termination, this Agreement shall terminate as to any of the Cinematograph Works which have not been delivered to the relevant Eros International Group entity or entities as of the date of such termination, whether or not in development or production.

11.	Confidentiality
11.1.	Each Party undertakes that it shall not reveal, and shall use its best efforts to ensure that its representatives do not reveal to any third party, any Confidential Information without the prior written consent of the other Party. The provisions of this Clause 11 shall not apply to:
(i)	disclosure of Confidential Information that is, or becomes generally available to the public, other than as a result of disclosure by or at the direction of a Party or any of its representatives in violation of this Agreement; or
(ii)	disclosure by a Party to its representatives provided such representatives are bound by similar confidentiality obligations; or
(iii)	disclosure, after giving prior notice to the other Parties to the extent required under law,
11.2.	Provided that each Party hereby agrees and acknowledges that disclosure of this Agreement may be required in connection with the preparation of a prospectus, private placement memorandum / information memorandum or other similar securities offer document and not withstanding the confidentiality provisions contained herein, such disclosures are expressly permitted under this Clause 11.
12.	Miscellaneous
12.1.	The Parties shall ensure that the respective companies procure all consents, authorizations, approvals, licenses and permits as may be required, from any regulatory, statutory and governmental authorities, and other relevant third parties, for consummation of the transactions contemplated herein.
12.2.	Save as expressly set out in this Agreement, this Agreement supersedes all prior discussions and agreements (whether oral or written, including all correspondence) if any, between the Parties with respect to the subject matter of this Agreement, and this Agreement contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof.
12.3.	This Agreement shall be governed and interpreted by, and construed in accordance with the laws of the England and Wales and shall be subject to the jurisdiction of the courts in England.
12.4.	In the event a dispute arises in connection with the validity, interpretation, implementation or breach of any provision of this Agreement, the Parties shall attempt, in the first instance, to resolve such dispute through negotiations within thirty (30) days from a Party making a written request there for. In the event that the dispute is not resolved through negotiations, or such negotiations do not commence within thirty (30) days of a written request in this behalf, either Party may refer the dispute to arbitration. The Parties involved in the dispute shall nominate on arbitrator each. However, if the number of arbitrators in the arbitral tribunal is even then the arbitrators appointed by the Parties shall be required to collectively nominate one arbitrator as the presiding arbitrator. The arbitration proceedings shall be in accordance with the Rules of Conciliation and Arbitration of the London Court of International Arbitration. The law governing the present arbitration agreement shall be the laws of United Kingdom. Proceedings in such arbitration shall be conducted in the English language. The arbitration award shall be substantiated in writing and shall be final and binding on the Parties. The venue of arbitration shall be London, United Kingdom. Each Party shall bear its own costs in connection with such arbitration. The existence of a dispute between the Parties, or the commencement or continuation of arbitration proceedings shall not, in any manner, prevent or postpone the performance of those obligations of Parties under this Agreement which are not in dispute, and the arbitrator(s) shall give due consideration to such performance, if any, in making their final award.
12.5.	Any provision of this Agreement which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any of the other provisions hereof and such other provisions shall remain in full force and effect.

12.6.	Any notice between the Parties relating to this Agreement shall, except as otherwise expressly provided herein, be sent by hand delivery, by registered post or airmail, or by facsimile transmission addressed to the Parties at the following addresses and facsimile addresses:

If to EIML or the Eros India Group:

201, Kailash Plaza,

Opposite Laxmi Industrial Estate,

Off Andheri Link Road,

Andheri West

Mumbai 400 053

India

Phone: +91-22-66021500

Fax: +91-22-66021540

If to Eros plc:

15-19 Athol Street

Douglas, Isle of Man, IM1 1LB

Phone: +44 8700 418 211

Fax: +44 8700 418 212

If to EWW:

529 Building No. 8

Dubai Media City

P.O. Box 502121

Phone: +971 4390 2825

Fax: +971 4390 8867

12.7.	Except as may be provided in this Agreement, no Party shall assign its rights or obligations under this Agreement without the prior written consent of each of the other Parties. Any amendment or alteration to this Agreement must be in writing and signed by an authorized signatory of each Party; provided, however, that the Parties hereby agree that in the event that the relevant Eros International Group entity enters into any agreement or other arrangement with a third party with respect to the exploitation of the Exploitation Rights excluding the Excluded Exploitation Rights for a region outside the Territory, the Parties shall in good faith negotiate and seek to enter into an amendment to this Agreement providing such third party with the rights and obligations necessary to facilitate such exploitation of the Exploitation Rights excluding the Excluded Exploitation Rights.
12.8.	Neither Party shall be liable to the other for any breach of, or failure of performance under this Agreement caused by or resulting from any act of god, strikes, lock-outs, insurrection, war, riots, terrorist acts, man-made disasters or any other cause beyond its reasonable control (each an event of “Force Majeure”). If one Party is affected by an event of Force Majeure it shall forthwith notify the other of the occurrence of such event.
12.9.	Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

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IN WITNESS WHEREOF the parties hereto have signed and executed this Agreement on the day and date hereinabove written.

Schedule 1

Entities Comprising the Eros International Group

1.	Eros Australia Pty Limited;
2.	Eros International Limited;
3.	Eros International USA Inc;
4.	Eros Music Publishing Limited;
5.	Eros Network Limited;
6.	Eros Pacific Limited;
7.	Eros Worldwide FZ-LLC;
8.	Acacia Investments Holdings Limited;
9.	Belvedere Holdings Pte. Limited;
10.	Eros International Pte Limited; and
11.	Eros Digital FZ LLC.